Exhibit 10.53
WYNDHAM DESTINATIONS, INC.
2006 EQUITY AND INCENTIVE PLAN,
AS AMENDED AND RESTATED

AWARD AGREEMENT – RESTRICTED STOCK UNITS
(NON-US EMPLOYEE)
This Award Agreement (this “Agreement”), dated as of____________, is by and between Wyndham Destinations, Inc., a Delaware corporation (the “Company”), and you (the “Grantee”), pursuant to the terms and conditions of the Wyndham Destinations, Inc. (formerly known as Wyndham Worldwide Corporation) 2006 Equity and Incentive Plan, as amended and restated (the “Plan”).
In consideration of the provisions contained in this Agreement, the Company and the Grantee agree as follows:
1.The Plan. The RSU Award (as defined below) granted to the Grantee hereunder is made pursuant to the Plan. A copy of the Plan and a prospectus for the Plan are available at the Grantee’s portal page on Benefits Online available at www.benefits.ml.com (the “Portal Page”), and the terms of the Plan are hereby incorporated in this Agreement as fully as though actually set forth herein. Terms used in this Agreement which are not defined in this Agreement shall have the meanings used or defined in the Plan.
2.RSU Award. Concurrently with the execution of this Agreement, subject to the terms and conditions set forth in the Plan and this Agreement, the Company hereby grants the RSUs described on the Portal Page (the “RSU Award”) to the Grantee. Upon the vesting of the RSU Award, as described in Paragraph 5 below, the Company shall deliver, no later than March 15 of the calendar year following the calendar year in which all or portion of the RSU Award vests, for each RSU that vests, one share of Stock, subject to Paragraph 6 below.
Notwithstanding the foregoing, the Company, in its sole discretion, may provide for the settlement of the RSUs in the form of: (a) a cash payment (in an amount equal to the Fair Market Value of the shares of Stock that correspond to the number of vested RSUs) to the extent that settlement in shares of Stock (i) is prohibited under local law, (ii) would require the Grantee, the Company or any of its Affiliates to obtain the approval of any governmental or regulatory body in the Grantee’s country of residence (or country of employment, if different), (iii) would result in adverse tax consequences for the Grantee, the Company or any of its Affiliates, or (iv) is administratively burdensome; or (b) shares of Stock, but require the Grantee to sell such shares of Stock immediately or within a specified period following the Grantee’s termination of employment (in which case, the Grantee hereby agrees that the Company shall have the authority to issue sale instructions in relation to such shares of Stock on the Grantee’s behalf without further consent).
3.Nature of Grant. In accepting the RSU Award, the Grantee acknowledges that: (1) the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time; (2) the grant of the RSU Award is voluntary and occasional and does not create any contractual or other right to receive future awards under the Plan, or benefits in lieu of Awards under the Plan, even if Awards under the Plan have been granted repeatedly in the past; (3) all decisions with respect to future Awards, if any, will be at the sole discretion of the Company; (4) the Grantee’s participation in the Plan shall not create a right to further employment with the Grantee’s employer (the “Employer”) and shall not interfere with the ability of the Employer to terminate the Grantee’s employment relationship at any time, for any or no reason to the extent permitted under applicable law; (5) the Grantee is voluntarily participating in the Plan; (6) the RSU Award and the shares of Stock subject to the RSU Award are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or any of its Subsidiaries, including the Employer, and are outside the scope of the Grantee’s employment contract, if any; (7) the RSU Award, the shares of Stock subject to the RSU Award and the income and value of same are not intended to replace any pension rights or compensation; (8) the RSU Award, the shares of Stock subject to the RSU Award and the income and value of same are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Subsidiary or Affiliate of the Company; (9) the RSU Award and the Grantee’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Subsidiary or Affiliate; (10) the future value of the underlying shares of Stock is unknown and cannot be predicted with certainty; (11) in consideration of the grant of the RSU Award, no claim or entitlement to compensation or damages shall arise from forfeiture of the RSU Award resulting from termination of the Grantee’s employment with the Company or any of its Subsidiaries, including the Employer, for any reason whatsoever and whether or not in breach of local labor laws (or later found invalid), and the Grantee irrevocably releases the Company and its Subsidiaries, including the Employer, from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, the Grantee shall be deemed irrevocably to have waived the Grantee’s entitlement to pursue such claim; (12) in the event of termination of the Grantee’s employment (whether or not in breach of local labor laws), the Grantee’s right to vest in the RSU Award under the Plan, if any, will terminate effective as of the date that the Grantee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when the Grantee is no longer actively employed for purposes of the RSU Award (including whether the Grantee shall be considered actively employed while on a leave of absence); (13) the RSU Award and the benefits under the Plan, if any, do not create any entitlement not otherwise specifically provided for in the Plan or provided by the Company in its discretion, to have the RSU Award or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Stock; and (14) neither the Company nor any of its Affiliates shall be liable for any exchange rate fluctuation between the Grantee’s local currency and the U.S. dollar that may affect the value of the RSU Award or any amounts due to the Grantee pursuant to the settlement of the RSU Award or the subsequent sale of any shares of Stock acquired upon settlement of the RSU Award.
4.Appendix A. Notwithstanding any provisions in this Agreement, the RSU Award shall be subject to any special terms, conditions and provisions set forth in Appendix A attached to this Agreement (“Appendix A”) for the Grantee’s country. Moreover, if the Grantee relocates to one of the countries included in Appendix A, the special terms, conditions and provisions for such country will apply to the Grantee, to the extent the Company determines that the application of such terms, conditions and provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Grantee’s relocation). Appendix A constitutes part of this Agreement and is incorporated by reference as fully as though set forth herein.
5.Vesting. The RSU Award shall vest in accordance with the following schedule, subject to the Grantee’s continuous employment with the Company or one of its Subsidiaries through each applicable vesting date:

Vesting Date	Vesting RSUs

    Upon (a) a Change in Control occurring during the Grantee’s continuous employment with the Company or one of its Subsidiaries, (b) the Grantee’s termination of employment with the Company and its Subsidiaries by reason of the Grantee’s death or Disability (as defined in Code Section 409A), or (c) if applicable, such other event as set forth in the Grantee’s written agreement of employment with the Company or one of its Subsidiaries, the RSU Award shall become immediately and fully vested, subject to any terms and conditions set forth in the Plan and/or imposed by the Committee.

6.Tax Obligations. Regardless of any action the Company or the Employer takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. The Grantee further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant or vesting of the RSUs, the issuance of shares of Stock upon settlement of the RSUs, the subsequent sale of shares of Stock acquired pursuant to such issuance and the receipt of any dividends or dividend equivalents; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Grantee has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, the Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Prior to any relevant taxable or tax withholding event, as applicable, the Grantee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from the Grantee’s wages or other cash compensation paid to the Grantee by the Company and/or the Employer; or (ii) withholding from the proceeds of the sale of shares of Stock acquired upon vesting/settlement of the RSU Award, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent); or (iii) withholding the shares of Stock to be issued upon vesting/settlement of the RSU Award.
To avoid negative accounting treatment, the Company may withhold or account for TaxRelated Items by considering applicable minimum statutory withholding amounts (as determined by the Company in good faith and in its sole discretion) or other applicable withholding rates, including maximum applicable rates. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Grantee is deemed to have been issued the full number of shares of Stock subject to the vested RSUs, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Grantee’s participation in the Plan.
Finally, Grantee shall pay to the Company or the Employer any amount of Tax-Related
Items that the Company or the Employer may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Stock or the proceeds of the sale of shares of Stock, if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items.
7.Clawback. The RSU Award and any compensation paid or shares of Stock delivered pursuant to the RSU Award are subject to forfeiture, recovery by the Company or other action pursuant to any applicable clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the United States Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law. The Company shall have the right to offset against any other amounts due from the Company to the Grantee the amount owed by the Grantee hereunder.
8.No Advice Regarding Grant. The Company and its Subsidiaries are not providing any tax, legal or financial advice, nor are the Company and its Subsidiaries making any recommendations regarding the Grantee’s participation in the Plan, or the Grantee’s acquisition or sale of the underlying shares of Stock. The Grantee is hereby advised to consult with the Grantee’s own personal tax, legal and financial advisors regarding the Grantee’s participation in the Plan before taking any action related to the Plan.
9.Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
10.Authority. The Committee shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive on all parties.
11.Rights as a Stockholder. The Grantee shall have no rights as a stockholder of the Company with respect to any shares of Stock underlying or relating to the RSU Award until the issuance of shares of Stock to the Grantee in respect of the RSU Award; provided, however, that in the event the Board shall declare a dividend on the Stock, a dividend equivalent equal to the per share amount of such dividend shall be credited on all RSUs underlying the RSU Award and outstanding on the record date for such dividend, such dividend equivalents to be payable in cash without interest on the vesting date of the RSUs on which the dividend equivalents were credited and shall otherwise be subject to the same terms and conditions as the RSUs on which the dividend equivalents were credited.
12.Code Section 409A. Although the Company does not guarantee to the Grantee any particular tax treatment relating to the RSU Award, it is intended that the RSU Award be exempt from Code Section 409A, to the extent applicable, and this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A. Notwithstanding anything herein to the contrary, in no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on the Grantee by Code Section 409A or any damages for failing to comply with Code Section 409A, if applicable.
13.Succession and Transfer. Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Grantee and their respective estate, successors and assigns, subject to any limitations on transferability under applicable law or as set forth in the Plan or herein.
14.Electronic Delivery and Acceptance. The Company may, in its sole discretion, elect to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. The Grantee agrees that all online acknowledgements shall have the same force and effect as a written signature.
15.Insider Trading and/or Market Abuse. By participating in the Plan, the Grantee agrees to comply with the Company’s policy on insider trading (to the extent that it is applicable to the Grantee). The Grantee further acknowledges that, depending on the Grantee’s or his or her broker’s country of residence or where the shares of Stock are listed, the Grantee may be subject to insider trading restrictions and/or market abuse laws that may affect the Grantee’s ability to accept, acquire, sell or otherwise dispose of shares of Stock, rights to shares of Stock (e.g., RSUs) or rights linked to the value of shares of Stock, during such times the Grantee is considered to have “inside information” regarding the Company as defined by the laws or regulations in the Grantee’s country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Grantee places before the Grantee possessed inside information. Furthermore, the Grantee could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. The Grantee understands that third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Grantee acknowledges that it is the Grantee’s responsibility to comply with any applicable restrictions, and that the Grantee should therefore consult the Grantee’s personal advisor on this matter.
16.No Public Offer. The grant of the RSU Award is not intended to be a public offering of securities in the Grantee’s country. The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the RSU Award is not subject to the supervision of the local securities authorities.
17.Language. If the Grantee is resident in a country where English is not an official language, the Grantee acknowledges and agrees that it is the Grantee’s express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the RSU Award be drawn up in English. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
18.Foreign Asset Reporting; Repatriation; Compliance with Law. The Grantee acknowledges that certain foreign asset and/or account reporting requirements may affect the Grantee’s ability to acquire or hold the shares of Stock acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on the shares of Stock acquired under the Plan) in a brokerage or bank account outside the Grantee’s country. The Grantee may be required to report such accounts, assets or transactions to the tax or other authorities in the Grantee’s country. The Grantee also may be required to repatriate dividends, sale proceeds or other funds received as a result of participating in the Plan to the Grantee’s country through a designated bank or broker within a certain time after receipt. The Grantee acknowledges that it is the Grantee’s responsibility to be compliant with such regulations, and the Grantee should speak to the Grantee’s personal advisor on this matter. In addition, the Grantee agrees to take any and all actions, and consents to any and all actions taken by the Company and its Affiliates, as may be required to allow the Company and its Affiliates to comply with local laws, rules and/or regulations in the Grantee’s country. Finally, the Grantee agrees to take any and all actions as may be required to comply with the Grantee’s personal obligations under local laws, rules and/or regulations in the Grantee’s country.
19.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the RSU Award, and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable to comply with local law or facilitate the administration of the Plan, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
20.Data Privacy. The Grantee acknowledges the collection, use and transfer, in electronic or other form, of the Grantee’s Personal Data (defined below) as described in this Agreement and any other grant materials by and among, as necessary and applicable, the Company or any of its Affiliates, for the legitimate purpose of implementing, administering and managing the Grantee’s participation in the Plan.
The Grantee understands that the Company and/or the Employer collects, holds, uses, and processes certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address, email address and telephone number, date of birth, social security or insurance number, passport number or other identification number, salary, nationality, and any shares of Stock or directorships held in the Company, and details of the RSU Award or any other entitlement to shares of Stock, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (“Personal Data”). The Company and/or the Employer acts as the controller/owner of this Personal Data, and processes this Personal Data for the legitimate purpose of implementing, administering and managing the Plan.
The Grantee understands that the Personal Data will be transferred to Merrill Lynch or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Grantee understands that the recipients of Personal Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of Personal Data by contacting the Grantee’s local human resources representative. When transferring Personal Data to these potential recipients, the Company provides appropriate safeguards in accordance with EU Standard Contractual Clauses, the EU-U.S. Privacy Shield, or another legally binding and permissible arrangement. The Grantee may request a copy of such safeguards from Grantee's local human resources representative.
The Grantee authorizes the Company, Merrill Lynch and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Personal Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that Personal Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. To the extent provided by local law, the Grantee may, at any time, have the right to request: access to Personal Data, rectification of Personal Data, erasure of Personal Data, restriction of processing of Personal Data, and portability of Personal Data. The Grantee may also have the right to object, on grounds related to a particular situation, to the processing of Personal Data, as well as opt-out of the Plan herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative. The Grantee understands, however, that the only consequence of refusing to provide Personal Data is that the Company would not be able to grant to the Grantee RSUs or other equity awards or administer or maintain such awards. Therefore, the Grantee understands that refusing to provide Personal Data may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to provide Personal Data, the Grantee understands that he or she may contact the Grantee’s local human resources representative.
21.No Assignment; Nontransferability. This Agreement (and the RSU Award) may not be assigned by the Grantee by operation of law or otherwise. In the event of the Grantee’s termination of employment by reason of death, the RSU Award and any Awards previously granted to the Grantee under the Plan shall not be transferable except by will or the laws of descent and distribution.
22.Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to (a) the Grantee at the last address specified in Grantee’s employment records and (b) the Company, Attention: General Counsel, or such other address as the Company may designate in writing to the Grantee.
23.Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties to this Agreement.
24.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
25.Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware in the United States, without effect to the conflicts of laws principles thereof. For purposes of litigating any dispute that arises under the RSU Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of New Jersey in the United States where this grant is made and/or to be performed, and agree that such litigation shall be conducted in the federal courts for the United States for the District of New Jersey, or if jurisdiction does not exist in such federal court, the state courts in Morris County, New Jersey in the United States.
***

IN WITNESS WHEREOF, this Agreement is effective as of the date first above written.

WYNDHAM DESTINATIONS, INC.

____________________________________________
Signature of Participant

____________________________________________ Authorized Signature Wyndham Destinations, Inc.

8

APPENDIX A
ADDITIONAL PROVISIONS FOR NON-U.S. EMPLOYEES

TERMS AND CONDITIONS
This Appendix A includes special terms and conditions that govern the RSU Award granted to the Grantee under the Plan if the Grantee resides in one of the countries listed below. If the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently working, is considered a resident of another country for local law purposes or if the Grantee transfers employment and/or residency between countries after the RSU Award is granted, the Company will, in its discretion, determine the extent to which the terms and conditions herein will be applicable to the Grantee (or the Company may establish alternative terms and conditions as may be necessary or advisable). Certain capitalized terms used but not defined in this Appendix A have the meanings set forth in the Plan and/or the Agreement.
NOTIFICATIONS
This Appendix A also includes information regarding exchange controls and certain other issues of which the Grantee should be aware with respect to the Grantee’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2018. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Grantee not rely on the information in the Appendix A as the only source of information relating to the consequences of the Grantee’s participation in the Plan because the information may be out of date at the time that the RSU Award vests, or the Grantee acquires shares of Stock or sells shares of Stock acquired under the Plan. This Appendix A does not address notification requirements in every country. It is the Grantee’s responsibility to consult with the Grantee’s advisor as to the existence and nature of applicable requirements in the Grantee’s country.
In addition, the information contained herein is general in nature and may not apply to the Grantee’s particular situation, and the Company is not in a position to assure the Grantee of any particular result. Accordingly, the Grantee is advised to seek appropriate professional advice as to how the relevant laws in the Grantee’s country may apply to the Grantee’s situation.
Finally, if the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently working, is considered a resident of another country for local law purposes or if the Grantee transfers employment and/or residency between countries after the date the RSU Award is granted, the information contained herein may not be applicable to the Grantee in the same manner.

ARGENTINA
Terms and Conditions
Labor Law Acknowledgement. This provision supplements Section 3 of the Agreement.
In accepting the RSU Award, the Grantee acknowledges and agrees that the grant of the RSU Award is made by the Company (not the Employer) in its sole discretion and the value of the RSU Award or any shares of Stock acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, without limitation, vacation pay, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.
If, notwithstanding the foregoing, any benefits under the Plan are considered as salary or wages for any purpose under Argentine labor law, the Grantee acknowledges and agrees that such benefits shall not accrue more frequently than on each vesting date. The Grantee further acknowledges and agrees the RSU Award is an extraordinary benefit, which for labor law purposes (e.g., thirteenth month salary, Christmas bonuses, or similar payments) are valued at the Fair Market Value of the shares of Stock on the date of vesting, when the shares of Stock are delivered to the Grantee. A portion of such value may be deducted, to be taken into account for thirteenth month salary purposes as of the month in which the vesting occurs if required under local law.
Notifications
Securities Law Information. Neither the RSU Award nor the underlying shares of Stock are publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.
Exchange Control Information. If the Grantee is an Argentine resident, the Grantee must comply with any and all Argentine currency exchange restrictions, approvals and reporting requirements in connection with the RSU Award. Argentine residents should consult with their personal advisor to confirm what will be required (if anything), as the exchange control rules and regulations are subject to change without notice.
AUSTRALIA
Terms and Conditions
Compliance with Law. Notwithstanding any provision in the Agreement to the contrary, the Grantee will not be entitled to, and shall not claim any benefit (including, without limitation, a legal right as set forth in Sections 2 and 5 of the Agreement) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”), any other provision of the Corporations Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Company’s Subsidiary in Australia is under no obligation to seek or obtain the approval of its shareholders in a general meeting for the purpose of overcoming any such limitation or restriction.
Notifications
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Tax Assessment Act”) applies (subject to the conditions in the Tax Assessment Act).
BELGIUM
Notifications
Foreign Account/Asset Reporting Notification. Belgian residents are required to report any taxable income attributed to RSUs on their annual tax return. In addition, Belgian residents are required to report any securities held (including shares of Stock) or bank accounts (including brokerage accounts) they maintain outside of Belgium on their annual tax return. In a separate report, they must provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened). The forms to complete this report are available on the website of the National Bank of Belgium.
Stock Exchange Tax. A stock exchange tax applies to transactions executed by a Belgian resident through a financial intermediary, such as a bank or broker. If the transaction is conducted through a Belgian financial intermediary, it may withhold the stock exchange tax, but if the transaction is conducted through a non-Belgian financial intermediary, the Belgian resident may need to report and pay the stock exchange tax directly. The stock exchange tax likely will apply when the shares of Stock acquired under the Plan are sold. Belgian residents should consult with a personal tax or financial advisor for additional details on their obligations with respect to the stock exchange tax.
BRAZIL
Terms and Conditions
Compliance with Law. In accepting the RSU Award, the Grantee agrees to comply with all applicable Brazilian laws and to report and pay any and all applicable Tax-Related Items associated with the vesting/settlement of the RSU Award, the sale of shares of Stock acquired under the Plan or the receipt of dividends.
Labor Law Acknowledgement. In accepting the RSU Award, the Grantee agrees that he or she is (i) making an investment decision, (ii) the shares of Stock will be issued to the Grantee only if the vesting conditions are met, and (iii) the value of the underlying shares of Stock is not fixed and may increase or decrease in value over the vesting period without compensation to the Grantee.
Notifications
Exchange Control Information. If the Grantee is a resident or domiciled in Brazil, he or she will be required to submit annually a declaration of assets and rights (including shares of Stock issued upon settlement of the RSU Award) held outside Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights held abroad is equal to or exceeds a threshold that is established annually by the Central Bank. Further, if the Grantee is a resident or domiciled in Brazil, and transfers funds into Brazil (e.g., proceeds from the sale of shares of Stock), he or she is required to transfer such funds through a duly authorized bank and provide any requested supporting documents to the bank. By accepting the RSU Award, the Grantee acknowledges that it is his or her responsibility to comply with the Brazilian exchange control laws, and neither the Company nor the Employer will be liable for any fines or penalties resulting from the Grantee’s failure to comply with applicable exchange control laws. The Grantee should consult with his or her personal legal advisor to ensure compliance with applicable Brazilian regulations.
CANADA
Terms and Conditions
Settlement of RSU Award. Notwithstanding Section 2 of the Agreement; the RSU Award does not provide any right for the Grantee to receive a cash payment and the RSU Award will be settled only in shares of Stock.
The following provisions apply to Grantees in Quebec:
Consent to Receive Information in English. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
Data Privacy. The following provision supplements Section 20 of the Agreement:
The Grantee hereby authorizes the Company and the Company’s representative to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved with the administration of the Plan. The Grantee further authorizes the Company and the Employer to disclose and discuss the Grantee’s participation in the Plan with their advisors. The Grantee also authorizes the Company and the Employer to record such information and keep it in Grantee’s employee file.
Notifications
Securities Law Notification. The Grantee may not be permitted to sell within Canada shares of Stock acquired under the Plan. The Grantee may only be permitted to sell or dispose of any shares of Stock acquired under the Plan if such sale or disposal takes place outside of Canada through the facilities of a stock exchange on which the shares of Stock are listed (i.e., the New York Stock Exchange).
Foreign Asset/Account Reporting Notification. Specified foreign property, including shares of Stock, RSUs, and other rights to receive shares (e.g., stock options) of a non-Canadian company held by a Canadian resident generally must be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of his or her specified foreign assets exceeds CAD 100,000 at any time during the year. Thus, the RSU Award must be reported (generally at a nil cost) if the CAD 100,000 cost threshold is exceeded because the Grantee holds other specified foreign property. When shares of Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares of Stock. The ACB ordinarily is equal the fair market value of the shares of Stock at the time of acquisition, but if the Grantee owns other shares of Stock, this ACB may have to be averaged with the ACB of the other shares of Stock. The Grantee should consult his or her personal tax advisor to ensure compliance with the applicable reporting obligations.
CHINA
Terms and Conditions
The following terms and conditions apply if the Grantee is subject to exchange control restrictions and regulations in China, including the requirements imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion.
Exchange Control Restrictions. The Grantee understands and agrees that, to facilitate compliance with exchange control requirements, the Grantee is required to hold the shares of Stock received upon settlement of the RSU Award with the Company’s designated brokerage firm until the shares of Stock are sold.
Further, the Grantee understands and agrees that the Grantee will be required to immediately repatriate to China dividends and proceeds from the sale of any shares of Stock acquired under the Plan. The Grantee also understands and agrees that such repatriation of proceeds may need to be effected through a special bank account established by the Company or its Subsidiary in China, and the Grantee hereby consents and agrees that dividends and proceeds from the sale of shares of Stock acquired under the Plan may be transferred to such account on the Grantee’s behalf prior to being delivered to the Grantee and that no interest shall be paid with respect to funds held in such account. The proceeds may be paid in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, the Grantee understands that a U.S. dollar bank account in China must be established and maintained so that the proceeds may be deposited into such account. If the proceeds are paid in local currency, the Grantee acknowledges that the Company is under no obligation to secure any particular exchange conversion rate and that the Company may face delays in converting the proceeds to local currency due to exchange control restrictions. The Grantee agrees to bear any currency fluctuation risk between the time the shares of Stock are sold and the net proceeds are converted into local currency and distributed to the Grantee. The Grantee further agrees to comply with any other requirements that may be imposed by the Company or its Subsidiaries in China in the future to facilitate compliance with exchange control requirements in China. The Grantee acknowledges and agrees that the processes and requirements set forth herein shall continue to apply following the Grantee’s termination of employment.
Sale of Shares of Stock Upon Termination. Notwithstanding anything to the contrary in the Plan or the Agreement, in the event of the Grantee’s termination of employment for any reason, the Grantee will be required to sell all shares of Stock issued pursuant to the Plan no later than 90 days after the Grantee’s employment termination date (or such other period as may be required by the SAFE or the Company) (the “Mandatory Sale Date”), and repatriate the sales proceeds to China in the manner designated by the Company. The Grantee understands that any shares of Stock the Grantee holds under the Plan that have not been sold by the Mandatory Sale Date will automatically be sold by the Company’s designated broker at the Company’s direction (on the Grantee’s behalf pursuant to this authorization without further consent).
Administration. Neither the Company nor any of its Subsidiaries shall be liable for any costs, fees, lost interest or dividends or other losses the Grantee may incur or suffer resulting from the enforcement of the terms of this Appendix A or otherwise from the Company’s operation and enforcement of the Plan, the Agreement and the RSU Award in accordance with Chinese law including, without limitation, any applicable SAFE rules, regulations and requirements.] GERMANY
Notifications
Exchange Control Notification. Cross-border payments in excess of EUR 12,500 must be reported to the German Federal Bank. All reports must be filed electronically. The electronic “General Statistics Reporting Portal” (Allgemeines Meldeportal Statistik) can be accessed on the German Federal Bank’s website: www.bundesbank.de.
In the event that the Grantee makes or receives a payment in excess of this amount, the Grantee is responsible for complying with applicable reporting requirements.
GREECE
There are no country-specific provisions.
INDIA
Notifications
Repatriation. The Grantee understands that he or she must repatriate to India dividends and the proceeds from the sale of shares of Stock acquired at vesting within the time frame prescribed under applicable law. The Grantee must obtain evidence of the repatriation of funds in the form of a foreign inward remittance certificate (“FIRC”) from the bank where he/she deposited the foreign currency. The Grantee must retain the FIRC in his/her records to present to the Reserve Bank of India or the Employer in the event that proof of repatriation is requested.
MEXICO
Terms and Conditions
Nature of Grant. This provision supplements Section 3 (“Nature of Grant”) of the Agreement:
By accepting the RSU Award, the Grantee understands and agrees that any modification of the Plan or the Agreement or its termination shall not constitute a change or impairment of the terms and conditions of employment.
Policy Statement. The invitation the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.
The Company, with registered offices at 22 Sylvan Way, Parsippany, New Jersey, 07054, U.S.A., is solely responsible for the administration of the Plan and participation in the Plan and, in the Grantee’s case, the acquisition of shares of Stock does not, in any way, establish an employment relationship between the Grantee and the Company since the Grantee is participating in the Plan on a wholly commercial basis and the sole employer is Resort Condominiums International de México, S. de R.L. de C.V., a Mexican company, located at Horacio No. 1855-P.H., Col. Los Morales-Polanco, 11510 Mexico City, Mexico, as applicable, nor does it establish any rights between the Grantee and the Employer.
Plan Document Acknowledgment. By accepting the RSU Award, the Grantee acknowledges that the Grantee has received a copy of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.
In addition, the Grantee further acknowledges that the Grantee has read and specifically and expressly approves the terms and conditions in the Agreement, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; and (iii) participation in the Plan is voluntary.
Finally, the Grantee hereby declares that the Grantee does not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of participation in the Plan and therefore grant a full and broad release to the Employer and the Company and its Affiliates with respect to any claim that may arise under the Plan.
Spanish Translation
Reconocimiento de la Ley Laboral. Estas disposiciones complementan la sección del Acuerdo titulada «Nature of Grant » :
Por medio de la aceptación de la Concesión, Ud. manifiesta que Ud. entiende y acuerda que cualquier modificación del Plan o su terminación no constituye un cambio o desmejora en los términos y condiciones de empleo.
Declaración de Política. La invitación por parte de la Compañía bajo el Plan es unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y discontinuar el mismo en cualquier momento, sin ninguna responsabilidad.
La Compañía, con oficinas registradas ubicadas en Twenty-Two Sylvan Way, Parsippany, New Jersey, 07054 EE.UU., es la única responsable por la administración del Plan y de la participación en el mismo y, la adquisición de Acciones no establece de forma alguna, una relación de trabajo entre Ud. y la Compañía, ya que la participación en el Plan por su parte es completamente comercial y el único patrón es Resort Condominiums International de México, S. de R.L. de C.V., a Mexican company, located at Horacio No. 1855-P.H., Col. Los Morales-Polanco, 11510 Mexico City, Mexico, en caso de ser aplicable, así como tampoco establece ningún derecho entre Ud. y el patrón.
Reconocimiento del Plan de Documentos. Por medio de la aceptación de la Concesión, Ud. reconoce que Ud. ha recibido copias del Plan, que el mismo ha sido revisado al igual que la totalidad del Acuerdo y, que Ud. entiende y acepta las disposiciones contenidas en el Plan y en el Acuerdo.
Adicionalmente, al firmar el Acuerdo, Ud. reconoce que Ud. ha leído, y que aprueba específica y expresamente los términos y condiciones contenidos en el Acuerdo, en lo cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecida por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañía, así como sus Affiliates no son responsables por cualquier detrimento en el valor de las Acciones en relación con la Concesión.
Finalmente, por medio de la presente Ud. declara que no se reserva ninguna acción o derecho para interponer una demanda en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de la participación en el Plan y en consecuencia, otorga el más amplio finiquito a su patrón, así como a la Compañía, a sus Affiliates con respecto a cualquier demanda que pudiera originarse en virtud del Plan.
NETHERLANDS
Terms and Conditions
Exclusion of Claim. The Grantee acknowledges and agrees that the Grantee will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from the Grantee ceasing to have rights under or to be entitled to the RSU Award, whether or not as a result of the termination of employment with the Company or its Subsidiaries or Affiliates for any reason whatsoever (whether the termination is in breach of contract or otherwise), or from the loss or diminution in value of the RSU Award. Upon the grant of the RSU Award, the Grantee shall be deemed irrevocably to have waived any such entitlement.
SINGAPORE
Terms and Conditions
Settlement of RSU Award. This provision supplements Section 2 of the Agreement:
Notwithstanding Section 2 of the Agreement, the RSU Award does not provide any right for the Grantee to receive a cash payment and the RSU Award will be settled only in shares of Stock.
Restrictions on Sale and Transferability. The Grantee hereby agrees that any shares of Stock acquired pursuant to the RSU Award will not be offered for sale in Singapore prior to the sixmonth anniversary of the date the RSU Award is granted, unless such sale or offer is made pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”) or pursuant to, and in accordance with the condition of, any other applicable provision of the SFA.
Notifications
Securities Law Notification. The grant of the RSU Award is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA and is not made to the Grantee with a view to the RSU Award or underlying shares of Stock being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
Chief Executive Officer and Director Reporting Notification. If the Grantee is the Chief Executive Officer (“CEO”) or a director (including an alternate, substitute or shadow director) of a Singapore Subsidiary, the Grantee is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore company in writing within two (2) business days after the following events: (1) the Grantee receives an interest (e.g., RSUs, shares of Stock) in the Company or any related companies; (2) any change in a previously-disclosed interest (e.g., the sale of shares of Stock); or
(3) becoming the CEO or a director.
SOUTH AFRICA
Notifications
Securities Law; Acceptance of the Restricted Stock Units. Neither the RSU Award nor the underlying shares of Stock shall be publicly offered or listed on any stock exchange in South Africa. The offer is intended to be private pursuant to Section 96 of the Companies Act and is not subject to the supervision of any South African governmental authority.
The offer of the RSU Award must be finalized on or before the 180th day following the date the RSU Award is granted. If the Grantee has not accepted or declined the RSU Award on or before the 180th day following the date the RSU Award was granted, the Grantee will be deemed to accept the RSU Award on such date.
SWITZERLAND
Notifications
Securities Law Notification. The RSU Award is not intended to be publicly offered in or from Switzerland. Because the offer of the RSU Award is considered a private offering, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the RSU Award or the Plan (i) constitute a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, (ii) may be publicly distributed nor otherwise made publicly available in Switzerland, or (iii) have been or will be filed with, approved or supervised by any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (FINMA).
UNITED ARAB EMIRATES
Notifications
Securities Law Notification. The Plan is being offered only to qualified employees and is in the nature of providing equity incentives to employees of the Company’s Subsidiary in the United Arab Emirates (“UAE”). Any documents related to the Plan, including the Plan, Plan prospectus, the Agreement and other grant documents (“Plan Documents”), are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If the Grantee does not understand the contents of the Plan Documents, he or she should consult an authorized financial adviser.
The relevant securities authorities have no responsibility for reviewing or verifying any Plan Documents. Neither the UAE securities nor financial/economic authorities have approved the Plan Documents, nor taken steps to verify the information set out in them, and thus, are not responsible for their content.
The securities to which this summary relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.
UNITED KINGDOM
Terms and Conditions
Withholding. The paragraph below supplements Section 6 of the Agreement:
Without limitation to Section 6 of the Agreement, the Grantee hereby agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or (if different) the Employer or by Her Majesty’s Revenue & Customs (“HRMC”) (or any other tax authority or any other relevant authority). The Grantee also hereby agrees to indemnify and keep indemnified the Company and (if different) the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay on the Grantee’s behalf to HMRC (or any other tax authority or any other relevant authority).
Notwithstanding the foregoing, if the Grantee is a director or executive officer (as within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that the Grantee is a director or executive officer and income tax due is not collected from or paid by the Grantee within 90 days after the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected tax may constitute a benefit to the Grantee on which additional income tax and national insurance contributions may be payable. The Grantee acknowledges that the Grantee ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Corporation or the Employer (as applicable) for the value of any employee national insurance contributions due on this additional benefit, which the Company and/or the Employer may recover from the Grantee at any time thereafter by any of the means referred to in Section 6 of this Agreement.
Exclusion of Claim. The Grantee acknowledges and agrees that the Grantee will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from the Grantee ceasing to have rights under or to be entitled to the RSU Award, whether or not as a result of the termination of employment with the Company or its Subsidiaries or Affiliates for any reason whatsoever (whether the termination is in breach of contract or otherwise), or from the loss or diminution in value of the RSU Award. Upon the grant of the RSU Award, the Grantee shall be deemed irrevocably to have waived any such entitlement.
***

    1